# MANAGEMENT SERVICES AGREEMENT

This MANAGEMENT SERVICES AGREEMENT (this "**Agreement**") is entered as of March [28] 2025 (the "**Effective Date**") and is by and between Cycurion, Inc., a Delaware corporation ("**Cycurion**"), and SLG Innovation, Inc., an Illinois corporation ("**SLG**"). Cycurion and SLG are referred to in this Agreement each as a "**Party**" and, collectively, as the "**Parties**."

## BACKGROUND

A. SLG is an information technology solutions company serving clients in and around the greater Chicago area and throughout the state of Illinois.

B. Cycurion is an information technology solutions company that has provided and will continue to provide certain services to SLG as a management services provider.

C. Prior to the Effective Date, Cycurion lent approximately $2,000,000 to SLG, all which principal and interest is still outstanding.

D. Prior to the Effective Date, Cycurion paid approximately $360,000 on behalf of SLG to satisfy one or more tax obligations of SLG.

E. As of the Effective Date, SLG owes Cycurion at least $4,000,000 for sub-contracted services performed by Cycurion for SLG's clients.

F. To ensure SLG's continuing commercial viability, which, indirectly, assists the commercial viability of Cycurion, and to validate and enhance the business relationship between Cycurion and SLG, and subject to the terms and conditions set forth herein, the Parties have agreed that Cycurion shall, even more formally than historically, manage and control all of SLG's operations from and after the Effective Date.

G. The Parties have agreed that, from and after the Effective Date, Cycurion shall provide management, financing, administrative, and other services to SLG (as described in more detail on Schedule A attached hereto; collectively, the "**Management Services**"), in exchange for the fees and/or other consideration set forth on Schedule B attached hereto (the "**Service Fees**").

H. All debts and liabilities of SLG as the date of the Management Agreement shall become or remain the debts and liabilities of Cycurion set forth in the Balance Sheet as of 3/31/2025 and the attached Schedule C attached hereto (the "**Schedule of Debts**").

I. The Parties intend that the relationship between them from and after the Effective Date (if not prior thereto) is such that SLG shall be deemed to be a "Variable Interest Entity" of Cycurion (as such relationship is defined by the Financial Accounting Standards Board), which will result in SLG's financial statements being consolidated with and into Cycurion's financial statements.

J. In furtherance of the foregoing, SLG desires to engage Cycurion to provide the Management Services and to compensate Cycurion with the Service Fees, and Cycurion is willing to provide the Management Services and to receive the Service Fees, all on the terms and subject to the conditions set forth in this Agreement.

K. It is agreed that if any part of this management agreement creates an issue for SLG Continuation's contractual rights with certain government entities listed, Cycurion will make all reasonable and appropriate Legal adjustments to its contractual rights and ownership of SLG

Continuation to prevent any violation of government contracts between SLG, Continuation, and certain government entities listed below.

## AGREEMENT

NOW, THEREFORE, in consideration of these presents and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. **Appointment of Cycurion; Obligations of the Parties; Other Agreements**Effective as of the Effective Date, SLG hereby formally engages Cycurion, and Cycurion hereby formally accepts and confirms such engagement, as an independent contractor, to provide the Management Services on the terms and subject to the conditions set forth in this Agreement.

    b. Cycurion agrees to undertake in good faith all commercially reasonable steps prudent or necessary to render the Management Services in a professional, courteous, timely, and effective manner. Cycurion shall continue to retain sole and absolute discretion to select the employees and/or independent contractors (collectively, the "**Cycurion Representatives**") who will perform and support the Management Services. For the avoidance of doubt, the Cycurion Representatives may include affiliates of Cycurion and/or their respective employees or independent contractors; provided, however, that the compensation paid to any such persons shall not exceed the compensation that would have been paid to a comparable, unaffiliated third party on a commercial, arms-length basis.

    c. SLG agrees to cooperate in good faith with Cycurion in furtherance of Cycurion's continued performance of the Management Services.

    d. Notwithstanding anything to the contrary contained herein, Cycurion's obligations hereunder are limited to the performance of the Management Services and the performance by Cycurion of any additional services in furtherance hereof, or otherwise, will not obligate Cycurion to continue the performance of any such additional services or otherwise render any such other services pursuant to this Agreement other than the Management Services themselves; provided, however, that the Parties may, by mutual written agreement, update Schedule A and/or Schedule B from time to time during the Term to, among other things, revise (i) the list and scope of Management Services to be provided by Cycurion and/or (ii) the Service Fees to be payable by SLG pursuant to this Agreement.

    e. The Parties shall meet and confer on a periodic basis (and not less than annually), upon Cycurion's request, to review the terms and conditions hereof (including, but not limited to, the list and scope of Management Services to be provided by Cycurion and the Service Fees to be payable by SLG pursuant to this Agreement) for purposes of identifying any amendments or modifications to such terms or conditions that may be necessary or desirable for purposes of giving continued effect, to the fullest extent practicable, to the Parties' mutual intent for the arrangement contemplated by this Agreement, as described in the recitals above. The Parties acknowledge and agree that such amendments or modifications may be necessary or desirable due to, among other things, changes in applicable federal, state, or local laws, regulations, tax policies, accounting guidelines and rules of the Financial Accounting Standards Board regarding the consolidation of SLG's financial statements with and into Cycurion's,

general economic conditions, or other relevant facts and circumstances. Each Party shall (i) consider in good faith any such amendments or modifications that may be requested or proposed by the other Party from time to time during the Term and (ii) not unreasonably withhold, delay, deny, or condition its consent to any such amendment or modification, provided that it is not inconsistent with the Parties' mutual intent, as described in the recitals. SLG acknowledges and agrees that its covenants and obligations under this Section 1(e) constitute an essential element hereof from Cycurion's perspective, and that, in the absence of such covenants and agreements, Cycurion would not be willing to enter into this Agreement and perform the Management Services enumerated herein.

f. Contemporaneously with the execution and delivery hereof, and in connection with the provision of the Management Services hereunder, Cycurion will enter into a release agreement with Ed Burns (the majority shareholder of SLG) in the form attached hereto as Exhibit A. Cycurion shall also offer to Ken Cobb a release agreement in substantially the same legal form as entered by Ed Burns and shall reserve the shares of Cycurion's capital stock referenced therein pending the execution and delivery thereof by Ken Cobb in the form attached hereto as Exhibit B.

2. **Compensation for the Management Services**As compensation for the Management Services, SLG shall pay to Cycurion and/or its designees, as determined by Cycurion from time to time in its sole and absolute discretion, the amount(s) set forth on Schedule B (as the same may be updated from time to time) in accordance with the terms and conditions set forth therein. SLG shall also reimburse Cycurion for all reasonable travel and out-of-pocket expenses incurred by Cycurion in connection with its performance of the Management Services promptly upon presentment by Cycurion of all applicable receipts. Without limiting the generality of the foregoing, SLG shall promptly reimburse Cycurion for any cost recovery fees or expenses payable to Cycurion's affiliates or subcontractors if the efforts required of any such party to support the Management Services exceed the scope contemplated by Cycurion as of the later of the Effective Date or any update or amendment to Schedule B.

b. SLG shall be responsible for all sales, use, and excise taxes, and any other similar taxes, duties, and charges of any kind imposed by any federal, state, or local governmental entity on any amounts payable by SLG hereunder; provided, however, that in no event shall SLG pay or be responsible for any taxes imposed on, or with respect to, Cycurion's income, revenues, gross receipts, personnel or real or personal property, or other assets.

3. **Term and Termination** Subject to Section 3(b), the term hereof (the "**Term**") shall commence on the Effective Date and shall continue in effect for a period of seven (7) years, whereupon, subject to the Parties' rights of termination set forth herein, shall automatically renew for successive seven (7)-year terms.

a. Notwithstanding the foregoing, this Agreement may be terminated prior to the scheduled expiration of the Term (or any renewal Term(s)), as follows:

i. upon the Parties' mutual written agreement;

ii. by Cycurion, effective upon at least 90 days' prior written notice to SLG (unless the Parties mutually agree on a shorter advance notice period);

iii. by either Party, effective upon written notice to the other Party, if such other Party:

1. becomes insolvent or admits its inability to pay its debts generally as they become due;

2. becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law, which is not fully stayed within seven days or is not dismissed or vacated within 60 days after filing;

3. is dissolved or liquidated or takes any corporate action for such purpose;

4. makes a general assignment for the benefit of creditors; or

5. has a receiver, trustee, custodian, or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business.

b. Notwithstanding the foregoing, SLG's obligations pursuant to Section 2 (Compensation for Management Services), and any right or obligation of the Parties in this Agreement which, by its nature, should survive termination or expiration hereof, shall survive following the end of the Term in accordance with the terms thereof.

4. **Proprietary Information; Grant of Limited License**All intellectual property rights, including copyrights, patents, patent disclosures, and inventions (whether patentable or not), trademarks service marks, trade secrets, know-how and other confidential information, trade dress, trade names, logos, corporate names, and domain names, together with all of the goodwill associated therewith, derivative works, and all other rights (collectively, "**Intellectual Property Rights**") in and to all Licensed Property, documents, work product, and other materials that are delivered to SLG under this Agreement or prepared by or on behalf of Cycurion in the course of performing the Management Services (collectively, the "**Deliverables**") shall be owned by Cycurion or its designated affiliate. Cycurion hereby grants SLG a limited license to use all Intellectual Property Rights in the Deliverables (including, but not limited to, the Licensed Property) free of additional charge and on a non-exclusive, non-transferable, non-sublicensable, fully paid-up, royalty-free basis to the extent necessary to enable SLG to make reasonable use of the Deliverables and the Management Services in connection with its operation of the facility(ies) relating to the License (collectively, the "**Specified Purposes**").

b. Notwithstanding anything to the contrary in this Agreement, Cycurion has not granted, is not granting, and will not grant in the future, and SLG does not have and will not in have in the future, any rights whatsoever to (i) receive or utilize any confidential or proprietary intellectual property or other information of Cycurion or its affiliates except for the Deliverables provided to SLG in accordance with Section 4(a) above (unless such other confidential or proprietary information is separately licensed to SLG in writing), (ii) use the Deliverables for any purpose other than the Specified Purposes, (iii) except as otherwise expressly provided herein, disclose to, sublicense to, or otherwise allow others to use the Deliverables or the underlying

Intellectual Property Rights, or (iv) create, reverse engineer, or use any derivative works or other property from any aspect of the Deliverables or the underlying Intellectual Property Rights.

c. SLG acknowledges that a breach of Section 4(b) would cause Cycurion irreparable harm, for which an award of damages would not be adequate compensation and agrees that, in the event of such breach or threatened breach, Cycurion will be entitled to equitable relief, including a restraining order, injunctive relief, specific performance, and any other relief that may be available from any court, in addition to any other remedy to which Cycurion may be entitled at law or in equity. Such remedies shall not be deemed to be exclusive but shall be in addition to all other remedies available at law or in equity, subject to any express exclusions or limitations in this Agreement to the contrary.

5. **Representations and Warranties of Cycurion**. Cycurion represents and warrants to SLG that Cycurion: (a) has the full right, power, and authority to enter into this Agreement and to perform fully all of its obligations under this Agreement; (b) the execution hereof by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary action; (c) entering into this Agreement with SLG and Cycurion's performance of the Management Services do not and will not conflict with or result in any breach or default under any other agreement to which Cycurion is subject; and (d) has the required skill, experience, and qualifications to continue to perform the Management Services, shall continue to perform the Management Services in a professional and workmanlike manner in accordance with generally recognized industry standards for similar services and shall devote sufficient resources to ensure that the Management Services are performed in a timely and reliable manner. CYCURION MAKES NO REPRESENTATIONS OR WARRANTIES EXCEPT FOR THOSE PROVIDED IN THIS SECTION. ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, ARE EXPRESSLY DISCLAIMED.**Representations and Warranties of SLG; Restrictive Covenants**SLG represents and warrants to Cycurion that SLG: (i) has the full right, power, and authority to enter into this Agreement and to perform its obligations hereunder; and (ii) the execution hereof by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary action.

b. From the date on which this Agreement is executed and delivered by both Parties through the end of the Term:

i. SLG shall not, directly or indirectly (including through its directors, officers, equity holders, affiliates, or other agents; each, an "**SLG Party**"), and each SLG Party shall not cause or permit SLG to, enter into any agreement, whether verbal or written, with any individual, corporation, limited liability company, partnership, proprietorship, firm, joint venture, trust, or unincorporated, association, or business entity of any kind (collectively, a "**Person**"), to procure any services or any deliverables from such Person that are in any way similar to or like the Management Services, the Deliverables, and/or any other services and/or deliverables contemplated to be rendered or furnished by Cycurion or its affiliates and subcontractors to SLG hereunder; and

ii. SLG shall not, directly or indirectly), and each SLG Party shall not cause or permit SLG to, own, operate, manage or control an information technology solutions company anywhere within the United States of America, including the State of Illinois without limitation.

For the avoidance of doubt, nothing in this Section 6(b) shall be interpreted or construed to limit the ability of Cycurion or its affiliates or subcontractors to engage in the activities described herein, or to limit the ability of any SLG Party to participate in any such activities indirectly through their ownership interests in Cycurion, if any.

c. SLG expressly acknowledges and agrees that the restrictive covenants set forth in Section 6(b) above are supported by good and adequate consideration, and that such covenants are reasonable and necessary to protect the legitimate business interests of Cycurion and its members and affiliates in connection with the transactions contemplated hereby.

d. SLG acknowledge that a breach of Section 6(b) would cause Cycurion and its directors, officers, equity holders, affiliates, or other agents (each, a "**Cycurion Party**") irreparable harm, for which an award of damages would not be adequate compensation and agrees that, in the event of such breach or threatened breach, Cycurion and, if relevant, each Cycurion Party will be entitled to equitable relief, including a restraining order, injunctive relief, specific performance and any other relief that may be available from any court, in addition to any other remedy to which Cycurion or any such member or affiliate may be entitled at law or in equity. Such remedies shall not be deemed to be exclusive but shall be in addition to all other remedies available at law or in equity, subject to any express exclusions or limitations in this Agreement to the contrary.

**7. Limitation of Liability; Indemnification**IN NO EVENT SHALL CYCURION BE LIABLE TO SLG OR TO ANY THIRD PARTY FOR ANY LOSS OF USE, REVENUE, OR PROFIT OR DIMINUTION IN VALUE, OR FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, OR PUNITIVE DAMAGES, WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, REGARDLESS OF WHETHER SUCH DAMAGE WAS FORESEEABLE AND WHETHER OR NOT CYCURION HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE.

b. IN NO EVENT SHALL CYCURION'S AGGREGATE LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER ARISING OUT OF OR RELATED TO BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, EXCEED THE AGGREGATE AMOUNTS PAID OR PAYABLE TO CYCURION PURSUANT TO THIS AGREEMENT IN THE THREE (3)-MONTH PERIOD PRECEDING THE EVENT GIVING RISE TO THE CLAIM.

c. Each Party (each, an "**Indemnifying Party**") shall defend, indemnify, and hold harmless the other Party and its affiliates and their officers, directors, managers, members, employees, agents, successors, and assigns from and against all losses, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs, or expenses of whatever kind (including reasonable attorneys' fees) actually incurred in connection with third-party claims arising out of or resulting from: (i) bodily injury, death of any person or damage to real or tangible, personal property resulting from the Indemnifying Party's (or its representatives') acts or omissions and/or (ii) the Indemnifying Party's breach of any representation, warranty or obligation set forth in this Agreement.

8. **Miscellaneous Provisions** Confidential Information.

i. In connection with the transactions contemplated by this Agreement and the Management Services performed by Cycurion hereunder, either Party (a "**Disclosing Party**") may disclose Confidential Information (as defined below) to the other Party (a "**Recipient**"). Recipient shall use the Confidential Information solely for the purposes contemplated by this Agreement and, subject to Section 8(a)(iii), shall not disclose such Confidential Information other than to its affiliates and its or their employees, officers, directors, shareholders, partners, members, managers, agents, independent contractors, service providers, sublicensees, subcontractors, attorneys, accountants and financial advisors (collectively, the "**Representatives**") who: (A) need access to such Confidential Information for the purposes contemplated hereby; (B) are informed of its confidential nature; and (C) are bound by confidentiality obligations no less protective of the Confidential Information than the terms contained herein. Recipient shall safeguard the Confidential Information from unauthorized use, access, or disclosure using no less than a commercially reasonable degree of care. Recipient will be responsible for any breach hereof caused by its Representatives.

ii. For purposes of this Section 8, "**Confidential Information**" means all non-public proprietary or confidential information of Disclosing Party, in oral, visual, written, electronic or other tangible or intangible form, whether or not marked or designated as "confidential," and all notes, analyses, summaries and other materials prepared by Recipient or any of its Representatives that contain, are based on or otherwise reflect, to any degree, any of the foregoing ("**Notes**"); provided, however, that Confidential Information does not include any information that: (A) is or becomes generally available to the public other than as a result of Recipient's or its Representatives' breach hereof; (B) is obtained by Recipient or its Representatives on a non-confidential basis from a third-party that was not legally or contractually restricted from disclosing such information; (C) was in Recipient's or its Representatives' possession prior to Disclosing Party's disclosure hereunder; or (D) was or is independently developed by Recipient or its Representatives without using any Confidential Information.

iii. If Recipient or any of its Representatives is required by applicable law or a valid legal order to disclose any Confidential Information, Recipient shall notify Disclosing Party of such requirements so that Disclosing Party may seek, at Disclosing Party's expense, a protective order or other remedy, and Recipient shall reasonably assist Disclosing Party therewith. If Recipient remains legally compelled to make such disclosure, it shall: (A) only disclose that portion of the Confidential Information that it is required to disclose and (B) use reasonable efforts to ensure that such Confidential Information is afforded confidential treatment.

iv. Recipient acknowledges and agrees that any breach hereof will cause irreparable harm and injury to Disclosing Party for which money damages would be an inadequate remedy and that, in addition to remedies at law, Disclosing Party is entitled to equitable relief as a remedy for any such breach. Recipient waives any claim or defense that Disclosing Party has an adequate

remedy at law in any such proceeding. Nothing herein shall limit the equitable or available remedies at law for Disclosing Party.

a. Independent Contractor Relationship.

v. Subject to the other provisions hereof, Cycurion acknowledges and agrees that it alone is responsible for and will pay (i) all gross wages and salaries; (ii) associated federal, state and local payroll taxes, including any sales and use taxes on wages and benefits; (iii) fringe benefits; (iv) Social Security; (v) workers' compensation insurance; and (vi) any other direct payroll costs related to or associated with the employment or engagement of the Cycurion Representatives during the Term, and Cycurion will timely pay such amounts directly to the Cycurion Representatives or the appropriate agency, division or department as applicable.

vi. During the Term, Cycurion shall maintain any required or desirable (in Cycurion's sole discretion) employee healthcare benefits (medical and dental), life insurance, long-term disability and accidental death and dismemberment insurance and provide eligible Cycurion Representatives with such employee benefits and fringe benefits as authorized and provided pursuant to those benefit plans, programs and arrangements as are in effect from time to time.

vii. Cycurion shall carry and maintain during the Term commercial general liability insurance (and administration of all aspects relating to such insurance) covering the performance of the Management Services under this Agreement by the Cycurion Representatives.

viii. Cycurion shall maintain workers' compensation coverage (and administration of such coverage) related to or associated with the employment of the Cycurion Representatives during the Term in such amounts as is required by applicable law. Cycurion shall use commercially reasonable efforts to have SLG named as an alternate employer on such workers' compensation insurance coverage for purposes hereof and Cycurion shall furnish appropriate evidence to the SLG of the existence of such insurance.

ix. For purposes of federal and state employee income and related tax filings (such as the reporting of amounts withheld from wages for income and employment taxes), Cycurion shall accurately report and remit such taxes to federal and state authorities as are due and payable for the Cycurion Representatives. All compensation paid during the Term by the Cycurion shall be reported, and related taxes remitted, to the tax authorities by Cycurion under its Federal Employer Identification Number.

b. Costs and Expenses. Except as contemplated by Section 8(h) below, each Party shall bear its own costs and expenses in connection with the execution and delivery hereof and the performance hereof.

c. Captions. The article, section and paragraph headings contained in this Agreement are for the convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision hereof.

d. Entire Agreement, Amendment, Severability. This Agreement constitutes all the understandings and agreements existing between the Parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter. This Agreement cannot be changed or modified except by a writing signed by Cycurion and SLG (and, if any such amendment affects the rights or obligations under Sections 3(d) or 6 hereof, by such SLG Party). If any term, provision, or part of a provision hereof is determined to be invalid or unenforceable by a court or arbitrator of competent jurisdiction, then the Parties desire and agree that the remaining terms, provisions, and parts of a provision, as applicable, hereof will nevertheless continue to be valid and enforceable.

e. Governing Law and Jurisdiction. This Agreement will be deemed to have been made in, and will be construed and governed by, the laws of the State of Delaware. Subject to Section 8(h) below, any action to enforce this Agreement will be brought in the state courts located in Delaware. Each Party hereby irrevocably consents and submits to the personal jurisdiction of such courts.

f. Arbitration, Attorneys' Fees. Except as otherwise provided to the contrary in this Agreement, any controversy or claim, including, but not limited to, errors and omissions arising out of, or relating to, this Agreement or breach hereof, will be settled by arbitration using the rules of the American Arbitration Association with one (1) arbitrator selected by the mutual agreement of the Parties, the venue for which will be in Kent County, Delaware. The arbitration judgment will be final and binding upon the Parties and may be entered in any court having the requisite jurisdiction. Except as otherwise set forth to the contrary in this Agreement, should an action, including arbitration, be brought by either Party to enforce any provision hereof, then the prevailing Party will be entitled to its costs and reasonable attorneys' fees incurred in connection with such action.

g. Assignment. This Agreement may not be assigned by SLG without the prior written consent of Cycurion, which consent may be granted or withheld in the sole and absolute discretion of Cycurion. For the avoidance of doubt, Cycurion may freely assign this Agreement and its rights hereunder, including in connection with a sale of substantially all Cycurion's assets or membership interests to a third party. This Agreement will inure to the benefit of and be binding on the Parties, their respective heirs, legal representatives, successors and assigns.

h. Time. Time is of the essence for this Agreement and each provision contained in this Agreement. Any extension of time granted for the performance of any obligation under this Agreement will not be considered an extension of time for the performance of any other obligation under this Agreement.

i. Waiver. No waiver of any of the provisions hereof will constitute a waiver of any other provision, whether similar, nor will any waiver be a continuing waiver except as expressly provided in this Agreement. No waiver will be binding unless executed by the Party making the waiver. Any Party may waive any provision hereof intended for its benefit; provided, however, such waiver will in no way excuse any other Party from the performance of any of its other obligations under this Agreement.

j. Further Acts. Each Party agrees to perform any further acts and execute and deliver any documents that may be necessary or appropriate to fully carry out the provisions, intent, and purposes hereof.

k. Notices. Any notice by either Party to the other will be in writing and will be delivered by registered or certified mail with return receipt service or by nationally recognized overnight delivery service, addressed as set forth under the signature of the Recipient Party on the signature page to this Agreement. All notices will be deemed delivered on the third (3rd) calendar day following the day of the first attempt to deliver, as reflected in the records of the postal or delivery service. Either Party may at any time change its address for notices by written notification to the other Party in accordance with the provisions of this Section 8(m).

l. Force Majeure. Cycurion shall not be liable or responsible to SLG, nor be deemed to have defaulted or breached this Agreement, for any failure or delay in fulfilling or performing any term hereof when and to the extent such failure or delay is caused by or results from acts or circumstances beyond the reasonable control of Cycurion including, without limitation, acts of God, flood, fire, earthquake, explosion, governmental actions, war, invasion, or hostilities (whether war is declared or not), terrorist threats or acts, riot, or other civil unrest, national emergency, revolution, insurrection, epidemic, lock-outs, strikes or other labor disputes (whether or not relating to either Party's workforce), or restraints or delays affecting carriers or inability or delay in obtaining supplies of adequate or suitable materials, materials or telecommunication breakdown or power outage.

m. Interpretation; Absence of Presumption. This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted. In the event an ambiguity or question of intent or interpretation arises under any provision hereof, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authoring any of the provisions hereof. The Parties have been represented in the negotiations for and in the preparation hereof by counsel of their own choosing or have had the opportunity to consult with counsel concerning the legal consequences hereof; they have reviewed and understand the provisions hereof; they have had this Agreement fully explained to them by their counsel or have had the opportunity to consult with counsel but declined to do so; and they are fully aware of and understand this Agreement's contents and its legal effect and consequences. Each of the Parties acknowledges it enters into this Agreement freely and voluntarily and is not acting under coercion, duress, economic compulsion, nor is entering into this Agreement because of any supposed disparity in bargaining power; rather, each Party is freely and voluntarily signing this Agreement for his or its own benefit.

n. Counterparts. This Agreement may be executed in multiple counterparts and by facsimile signature, each of which shall be deemed an original and all of which together shall constitute one instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement (or caused this Agreement to be executed by their duly authorized representatives) on the date first set forth above, but effective as of the Effective Date.

**CYCURION, INC.**

By: Alvin McCoy III
Alvin McCoy, III
Chief Financial Officer

Address for Notices:

1640 Boro Place, Fourth Floor
McLean, Virginia 22102
Attn: Alvin McCoy, III
E-mail: alvin.mccoy@cycurion.com

**SLG INNOVATION, INC.**

By: Ed B
Ed Burns

Address for Notices:

110 N. Wacker Drive, Suite 2500
Chicago, IL 60606
Attn: Ed Burns
E-mail: edburns@slginnovation.com

## SCHEDULE A

### Management Services

Cycurion will provide the following Management Services, including (without limitation) such other and further services not listed here which SLG may reasonably request:

Human Resources

1. Hire and supervise all staff (including managerial and operational staff) on behalf of SLG

2. Oversee and disburse payroll for eligible SLG employees, including preparing employee end-of-year tax documentation

3. Track and maintain SLG employee benefits including but not limited to health insurance, paid time off/sick leave accrual, and retirement contributions

Administrative Management

1. Provide or arrange for the provision of bookkeeping and accounting services required for the operation, including the maintenance, custody and supervision of all business records, ledgers and reports; the establishment, administration and implementation of accounting procedures, controls and systems; the preparation of the financial and management reports; and the implementation and management of computer-based management information systems

2. Manage compliance with all applicable tax rules; prepare and file all tax returns for SLG

3. Continuously evaluate insurance needs and obtain all necessary insurance coverages

4. Manage all brand development, advertising, and outreach to target markets

5. Manage and direct the (i) defense of claims, actions, proceedings or investigations against SLG or any of its officers, directors, or other employees in their capacity as such with respect to the licensed operation; and (ii) initiation and prosecution of claims, actions or proceedings brought by SLG against any person other than Cycurion and its affiliates, employees or representatives with respect to the licensed operation

Operations Management

1. Design the facility and manage vendors to achieve timely buildout of the facility (in consultation with SLG and its management team)

2. Source and order all furniture, fixtures and equipment and operating supplies and equipment on an ongoing basis (in consultation with SLG and its management team)

3. Arrange for utilities, janitorial and maintenance services to be provided for the facility

4. Engage necessary vendors to ensure compliance with all laws and regulations

5. Work with security vendors to install and maintain required security systems and protocols

6. Develop and implement manuals, standard operating procedures, and training materials

7. Manage all inventory control procedures

8. Lead continuous improvement of all regulatory compliance efforts

9. Manage provision of compliant patient care and ensure adherence to patient confidentiality protocols

10. Determine product mix, select vendor products, interface with suppliers, and set pricing for products

For the avoidance of doubt, SLG will retain the following operational responsibilities, including (without limitation) such other and further services not listed here which SLG may require:

<u>Administrative</u>

1. Promptly pay or cause to be paid all service fees and advances to Cycurion

2. Serve as employer of record for all operational and managerial staff

<u>Taxes</u>

1. Promptly pay, or reimburse the SLG Party for, all taxes (including income taxes) that are owed by SLG or any SLG Party as a result of the activities of SLG.

# SCHEDULE B

## Service Fees

In connection with the Management Services to be provided by Cycurion, SLG shall pay Cycurion a fee equal to SLG's "operational cash flow" (whether or not the inbound funds included therein have been recognized as revenue and whether or not the outbound funds included therein have been recognized as expenses during the relevant reporting period). For purposes of this Agreement, "operational cash flow" means (i) all cash and cash-equivalencies received by, or on behalf of, SLG from any source for any reason during any reporting period minus (ii) all payments made by, or on behalf of, SLG's all in connection with SLG's business as historically operated and as managed by Cycurion in accordance with the provisions of this Agreement. If the operational cash flow during any reporting period is negative, then Cycurion reserves the right (in its sole and absolute discretion) to advance funds to SLG in an amount not to exceed such negative cash flow during such period with an interest rate to be determined on a case-bv-case basis.

Service fees shall be calculated on a calendar monthly basis with each month's accounting to be generated not later than the fifteenth (15th) calendar day of each succeeding month. If the operational cash flow is negative for any such month and if Cycurion determines to advance funds to SLG in connection with such month's negative operational cash flow in an amount that does not exceed such negative operational cash flow, then any such advance(s) will be made by Cycurion on a schedule that it shall determine in its sole and absolute discretion

# SCHEDULE C

## Schedule of Debts

| Debt Schedule | Amt to be negotiated | Amt covered by A/R | Amt covered by Stock | Description | UCC |
|---|---|---|---|---|---|
| **FACTORING** | | | | | |
| REV Capital (Factoring) | | 2,100,000.00 | | Factoring estimates change daily but this is the average. Must cancel by May 1 | **Yes** |
| **RCR AGREEMENTS** | | | | | |
| RCR | | | 2,137,000.00 | Debt covered with Stock | |
| RCR | 507,085.00 | | | KPMG $50K per month agreement | |
| **LOAN (ORIGINAL SLG INVESTORS)** | | | | | |
| Ken Cobb | | | 225,000.00 | Debt covered by Consulting Agreement | ??? |
| Ken Cobb | | | 150,000.00 | Loan to Ed Burns - Debt covered by purchase price | ??? |
| Jeff Cobb | | | 57,000.00 | Debt covered by Consulting Agreement | |
| Jeff Talley | | | 310,000.00 | Need to discuss the debt | |
| Michael Phillips | | | 225,000.00 | Need to discuss the debt | |
| Caryn Wood | | | 200,000.00 | Need to discuss the debt | |
| Ed Burns | | | 600,000.00 | Debt covered by purchase price | |
| **SOFTWARE / HARDWARE / ASSOCIATION FEE OWED** | | | | | |
| CST Banner Boards | 15,846.00 | | | Paid 50% out of cash flow - owe the balance of $15,846 at the end of February | |
| NACCHO annual dues | 25,000.00 | | | Annual Dues for their Alliance Program | |
| NACCHO Annual Conference | 15,000.00 | | | Annual Conference | |
| Central Square Conference | 15,000.00 | | | Annual Conference | |
| **NON-ACTIVE CONTRACTORS** | | | | | |
| CSI / Anteo | 25,221.57 | | | KPMG | |
| GNK Solutions, Inc. | 61,099.50 | | | Cognizant - Paying 15,000 per month to prevent filing (paying through cash flow) | |
| Jim Simants | 8,280.00 | | | City of Chicago | |
| Synapsis, Inc. | 11,071.75 | | | Cognizant | |
| **CURRENT CONTRACTORS** | | | | | |
| Multiple Vendors | - | | | Per Accounts Payable | |
| **LOANS TO BE NEGOTIATED** | | | | | |
| Delta Bridge #1 | 291,874.99 | | | MCA Loan debt - waiting on actual confirmation from Delta Bridge | **Yes** |
| Delta Bridge #2 | 104,717.38 | | | MCA Loan debt - waiting on actual confirmation from Delta Bridge | **Yes** |
| VNR | 450,000.00 | | | Debt from loans to SLG and Axxum | |
| Vfusion | 67,000.00 | | | Debt from loans to SLG and Axxum | |
| **ACCOUNTING / AUDIT / LEGAL / PAYROLL / AMEX** | | | | | |
| 401k (Quince) | 26,764.77 | | | Missed 401K payments ($19,117.69 contributions) + ($7647.08) / 2023 - $4,696.34 +1878 | |
| United Healthcare (Quince) | 5,000.00 | | | | |
| Precision Recruiting | 30,000.00 | | | Recruiting Fees | |
| Amex used for SLG Corp | 108,305.27 | | | etc.) | |
| Nadya Gordeeva | 31,775.00 | | | Audit fees | |
| WWC (Patrick) | 67,500.00 | | | SLG Audit Fees (2023 & 1st & 2nd Qtr 2024) - Does not include 3rd Qtr 2024 invoice | |
| Nanuk Warman | 12,080.00 | | | SLG Audit Fees (2023) | |
| Benford & Brown | 45,000.00 | | | SLG Accounting Fees (old accounting company) | |
| FORVIS Auditors | 20,000.00 | | | SLG Audit Fees (2022) | |
| Quidem, LLC | 25,000.00 | | | Legal Fees | |
| Cathe Evans, Legal | 5,000.00 | | | Legal Fees | |
| Urban & Burt Legal | 7,297.50 | | | Legal Fees | |
| **FEDERAL LIABILITIES** | | | | | |
| SBA Disaster Recovery Loan | 148,000.00 | | | SBA Loan | **Yes** |
| IRS | 133,215.00 | | | IRS Settlement from SLG Bankruptcy | |
| | **2,262,133.73** | **2,100,000.00** | **3,904,000.00** | | |

# EXHIBIT A

## Burns Release

# RELEASE AGREEMENT

This Release Agreement (this "**Agreement**") is entered into as of March 28, 2025 (the "**Effective Date**"), by and between Ed Burns, an individual (a "**Shareholder**"), and Cycurion, Inc., a Delaware corporation ("**Cycurion**"; and, with the Shareholder, each being occasionally each referred to herein individually as a "**Party**", and, collectively, as the "**Parties**").

## RECITALS

A. The Shareholder is one of two shareholders of SLG Innovations, Inc., an Illinois corporation ("**SLG**");

B. Cycurion has provided and will continue to provide certain services to SLG as a subcontractor;

C. SLG and Cycurion are parties to that certain Management Services Agreement of even date herewith (the "**Management Agreement**"), pursuant to which Cycurion will effectively take over the day-to-day operations of SLG;

D. The Shareholder has agreed to release certain claims that he had, has, or may have against Cycurion or SLG in relation to the terms and conditions of the Management Agreement, the transactions contemplated thereby, or the manner in which Cycurion and SLG became parties to the Management Agreement, as well as the relationship between SLG and Cycurion prior to the date hereof.

## AGREEMENT

NOW, THEREFORE, in consideration of these presents and for such other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Parties intending to be legally bound, hereby agree as follows:

1. **INCORPORATION BY REFERENCE.** The Shareholder and Cycurion each agree that each of the Recitals is accurate and correct, and the Recitals are hereby incorporated herein by reference as if originally set forth hereat.

2. **AGREEMENT STOCK.** Within ten days after the Effective Date, Cycurion shall issue to the Shareholder [508,141] restricted shares of Cycurion's common stock, $0.0001 par value per share, and [$510,000 worth of] restricted shares of Cycurion's Series F preferred stock, $0.0001 par value per share (collectively, the "**Agreement Stock**"). The shares of Agreement Stock are being issued to the Shareholder pursuant to the exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended (hereinafter, the "**1933 Act**"), provided by Section 4(a)(2) thereof. The Shareholder acknowledges that he has no current need for liquidity of the shares of Agreement Stock, that he will be required to hold them for an indeterminate period before selling or otherwise transferring them, that he may not do so unless they have been registered under the Securities Act of 1933, as amended, or an exemption from registration thereof is available to him, and that Cycurion is not under any obligation, express or implied, to register the shares of Agreement Stock for resale or to make available to him any exemption from such registration requirement. The Shareholder acknowledges that the Historical NOCP for Cycurion common stock on March 28, 2025, is $0.5002 per share.

3. **PROXY.** During the period that commences as of the Effective Date and continues through and including the first year's anniversary following the termination or expiration of the Management Agreement, the Shareholder shall grant to Cycurion his proxy (whether in connection with a regular or special meeting of the equity holders of SLG, a written consent of the equity holders of SLG, or any other approval mechanism or right of the equity holders of SLG resulting from his ownership of equity interests in SLG).

4. **TRANSFER.** During the period that commences as of the Effective Date and continues through and including the first year's anniversary following the termination or expiration of the Management Agreement, the Shareholder shall not sell, bequeath, gift, or otherwise transfer (whether or not for value), or provide any option in respect of, any or all of the interest in SLG that the Shareholder owns (whether beneficially or of record) as of the Effective Date, whether to an entity owned or controlled by the Shareholder, for estate-planning purposes, or otherwise, or to any third party unless the transferee, prior to the effective date of such transfer, shall have executed and delivered to Cycurion a written agreement with provisions contained therein substantially similar to this Agreement.

5. **RELEASED MATTERS.** The Shareholder hereby covenants for himself, his agents, representatives, attorneys, insurers, heirs, executors, administrators, successors, and assigns (collectively, hereinafter, the "**Releasing Entities**"), to release and hold harmless Cycurion and its past, present, and future affiliated companies, predecessors, agents, representatives, stockholders, attorneys, insurers, directors, officers, employees, successors, and assigns (collectively, hereinafter, the "**Released Entities**") from all any and claims and demands, costs, loss of services, expenses, and compensation on account of or in any way growing out of the Shareholder's and the Releasing Entities' relationship with any and all of the Released Entities, whether in connection with (i) the Management Agreement and the transactions contemplated therein, (ii) Cycurion's direct or indirect performance of services for SLG or its customers and clients prior to the Effective Date, (iii) Cycurion's financial actions in respect of SLG prior to the Effective Date, or (iv) otherwise from the beginning of time through and including the Effective Date and from any and all damages in respect thereof of every kind, including, but not limited to, compensatory, exemplary, statutory, or contractual damages, occurring both in the past and that may occur in the future as a result of the injuries and damages resulting, directly or indirectly, from such relationship (collectively, the "**Released Matters**"). This release applies, to the fullest extent allowed by law, to all claims that any or all of the Releasing Entities may have against any or all of the Released Entities of any type, character, or nature, whether known or unknown, liquidated or unliquidated, contingent or non-contingent, or suspected or unsuspected, whether in contract, tort, equity, or otherwise. The Shareholder on his own behalf and on behalf of each of the Releasing Entities acknowledges that he is aware that he or they may hereafter discover facts different from or in addition to what he and they now know or believe to be true with respect to the matters herein released, and the Shareholder on his own behalf and on behalf of each of the Releasing Entities agrees that this release shall be and remain in effect in all respects as a complete release as to the matters released, notwithstanding any such different or additional facts.

6. **COVENANT NOT TO SUE.** The Shareholder further hereby agrees not to file a lawsuit or other legal claim or charge to assert against any of the Released Entities any claim that constitutes Released Matters, other than to enforce his rights under this Agreement.

7. **REPRESENTATIONS AND WARRANTIES.**

(a) The Shareholder represents and warrants to Cycurion that, as of the Effective Date:

i. he has all requisite authority and power to execute, deliver, and perform his obligations hereunder;

ii. his execution and performance hereof does not require any further action or filing with any governmental authority;

iii. his execution and performance hereof do not violate any laws, rules, or regulations applicable to him or to any material agreement to which he or his properties are bound;

iv. upon his execution and delivery of this Agreement, this Agreement will constitute the legal and binding obligation of the Shareholder, enforceable against him in accordance with this Agreement's terms and provisions; and

v. he is the sole owner of each and every Released Matter and that he has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity any interest in any of the Released Matters.

(b) Cycurion represents and warrants to the Shareholder that, as of the Effective Date:

i. it has all requisite authority and power to execute, deliver, and perform its obligations hereunder;

ii. its execution, delivery, and performance hereof have been duly authorized by all necessary corporate action;

iii. its execution and performance hereof do not require any further action or filing with any governmental authority;

iv. its execution and performance hereof do not violate any laws, rules, or regulations applicable to it or to any material agreement to which it or its properties are bound; and

v. upon its execution and delivery of this Agreement, this Agreement will constitute the legal and binding obligation of Cycurion, enforceable against it in accordance with this Agreement's terms and provisions.

8. **NON-DISPARAGEMENT.** The Parties agree that they will not hereafter defame, disparage, or impugn the other in any communications with any third party or entity. "Disparage," as used in this Agreement, means to make any statement, written or oral, that casts another Party in a negative light of any kind, or implies or attributes any negative quality to those persons or entities, including, but not limited to, any negative references regarding the methods of conducting business. However, this paragraph shall not prohibit any Party from making truthful statements to governmental agencies or authorities, or as a witness in a deposition, hearing, or trial, in each case as necessary to comply with applicable law.

9. **COSTS AND ATTORNEYS' FEES.** Each Party shall bear his or its own costs and attorneys' fees incurred in connection with the negotiation, preparation, execution, and delivery of this Agreement; provided, however, that a Party seeking to supervise, interpret, or enforce the terms and conditions hereof shall be entitled to recovery of his or its reasonable attorneys' fees and costs if, and only if, the Party seeking relief substantially obtains such relief from the Court.

10. **<u>NOTICES.</u>** Any notices related to this Agreement shall be delivered via e-mail and certified mail, return receipt requested, postage prepaid, as follows:

To Cycurion:

1640 Boro Place, Fourth Floor
McLean, Virginia 22102
Attn: Alvin McCoy, III
E-mail: alvin.mccoy@cycurion.com

To the Shareholder:

Ed Burns:
110 N. Canal Street
Chicago, IL 60606
E-mail: edburns@slginnovation.com

Notices by e-mail will be deemed effective on the date of transmission, if a business day; otherwise, on the next business day. Notices delivered by certified mail will be deemed effective three business days after deposit with the United States Postal Service, if such third day is a business day; otherwise, on the next business day.

11. **BINDING EFFECT.** This Agreement is binding upon and inures to the benefit of each of the Parties and their respective agents, subsidiaries, employees, officers, directors, predecessors, heirs, administrators, executors, successors, and assigns.

12. **SHAREHOLDER ASSISTANCE.** Upon the written request of Cycurion, the Shareholder shall provide reasonable assistance to Cycurion in connection with the provisions of the services under the Management Agreement will not perform or refrain from performing in any capacity any actions that would not be for the benefit of Cycurion under the Management Agreement.

13. **FURTHER ACTS.** Each party to this Agreement agrees to perform any further acts and execute and deliver any documents that may be necessary or appropriate to carry out fully the provisions, intent, and purposes of this Agreement.

14. **GOVERNING LAW AND JURISDICTION.** This Agreement will be deemed to have been made in, and will be construed and governed by, the laws of the State of Delaware. The Parties acknowledge that any legal proceeding to supervise, interpret, or enforce the terms and conditions of this Agreement shall be brought in the Federal or state courts located in the City of Dover, County of Kent, State of Delaware. Each Party hereby irrevocably consents and submits to the personal jurisdiction of such courts.

15. **ENTIRE AGREEMENT; AMENDMENT; SEVERABILITY.** This Agreement constitutes all the understandings and agreements existing between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter. This Agreement cannot be changed or modified except by a writing signed by the Parties. If any term, provision, or part of a provision of this Agreement is determined to be invalid or unenforceable by a court or arbitrator of competent jurisdiction, then parties desire and agree that the remaining terms, provisions, and parts of a provision, as applicable, of this Agreement will nevertheless continue to be valid and enforceable.

16. **COUNTERPARTS**. This Agreement may be executed in multiple counterparts and by facsimile signature, each of which shall be deemed an original and all of which together shall constitute one instrument.

*[Remainder of Page Intentionally Left Blank; Signature Page Follows]*

IN WITNESS WHEREOF, the parties have executed this Agreement (or caused this Agreement to be executed by their duly authorized representatives) on the date first set forth above, but effective as of the Effective Date.

**CYCURION, INC.**

By: Alvin McCoy III
Alvin McCoy, III
Chief Financial Officer

By: Ed Burns
ED BURNS